Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

February 3, 2014

FireEye, Inc.

1440 McCarthy Blvd.

Milpitas, CA 95035

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by FireEye, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 6,887,875 shares of Common Stock reserved for issuance pursuant to the FireEye, Inc. 2013 Equity Incentive Plan, 1,377,575 shares of Common Stock reserved for issuance pursuant to the FireEye, Inc. 2013 Employee Stock Purchase Plan, 711,859 shares of Common Stock reserved for issuance pursuant to awards outstanding under the Mandiant Corporation 2006 Equity Incentive Plan, 3,396,235 shares of Common Stock reserved for issuance pursuant to awards outstanding under the Mandiant Corporation 2011 Equity Incentive Plan, as amended, and 455,713 shares of Common Stock reserved for issuance pursuant to awards outstanding under the FireEye, Inc. Umbrella Plan for Assumed Options (collectively, such plans are referred to herein as the “Plans” and such shares are referred to herein as the “Shares”). As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the issuance and sale of the Shares under the Plans and pursuant to the agreements related thereto.

It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.